EXHIBIT 4.3

                           SECOND AMENDMENT TO THE
         Giant Industries, Inc. & Affiliated Companies 401(k) Plan

     WHEREAS, Giant Industries, Inc. (the "Corporation") has adopted and subsequently amended and restated the Giant Industries, Inc. & Affiliated Companies 401(k) Plan (the "Plan"), in the form of The CORPORATEplan for RetirementSM Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 (a prototype plan sponsored by Fidelity Management and Research Corporation), by executing an Adoption Agreement, effective June 24, 2003; and

     WHEREAS, Section 16.02 of The CORPORATEplan for RetirementSM Profit Sharing/401(k) Plan Fidelity Basic Plan Document No. 02 provides for the amendment of the Plan by the Employer, and

     NOW THEREFORE,

1. Effective July 1, 2003 Section 1.04(b)(2) of the Adoption Agreement is amended, by deleting the following at its conclusion:

     "Full-Time Employees shall become eligible to make Deferral
     Contributions beginning on the first Entry Date on or after they complete sixty days or more of service. For this purpose, "Full-Time Employee" means an Employee who is regularly schedule to work thirty (30) or more hours per week.

2. Effective July 1, 2003 Sections 1.04(b)(2)(A) and (B) are amended as shown on page 2 of the attachment.

3. Effective July 1, 2003 Sections 1.04(e)(1) and (2) are amended as shown on page 3 of the attachment.

     IN WITNESS WHEREOF the Employer has caused this amendment to be executed this 27th day of June, 2003, by its duly authorized officer, effective July 1, 2003.

                             GIANT INDUSTRIES, INC.



                             By: /s/ NATALIE R. DOPP
                                ------------------------------
                             Title:  VP, Human Resources
                                   ---------------------------

                        Attachment to Second Amendment



                             THE CORPORATEPLAN
                             FOR RETIREMENTSM


                       (Profit Sharing/401(k) Plan)

                         A Fidelity Prototype Plan


                Non-Standardized Adoption Agreement No. 001
                              For use With
                    Fidelity Basic Plan Document No. 02






Plan Number:  40292                                           Non-Std PS Plan
The CORPORATEplan for RetirementSM                                 12/05/2001

                                2001 FMR Corp.
                            All rights reserved.

                            ADOPTION AGREEMENT
                                ARTICLE 1
             NON-STANDARDIZED PROFIT SHARING/401(K) PLAN

1.01   PLAN INFORMATION

     (a)   Name of Plan:

           This is the Giant Industries, Inc. & Affiliated Companies 401(k) Plan (the "Plan")









































































1.04   COVERAGE

All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

(a)   Age Requirement (check one):

      (1)  [x]  no age requirement.

      (2)  [ ]  must have attained age:_____ (not to exceed 21).

(b)   Eligibility Service Requirement

      (1)  Eligibility to Participate in Plan (check one):

           (A) [ ]  no Eligibility Service requirement.

           (B) [ ] _____(not to exceed 11) months of Eligibility Service requirement (no minimum number Hours of Service can be required).

           (C) [X] one year of Eligibility Service requirement (at least 1,000 Hours of Service are required during the Eligibility Computation Period).

           (D) [ ] two years of Eligibility Service requirement (at least 1,000 Hours of Service are required during each Eligibility Computation Period). (Do not select if Option 1.01(b)(1), 401(k) Only, is checked, unless a different Eligibility Service requirement applies to Deferral Contributions under Option 1.04(b)(2).)

               Note: If the Employer selects the two year Eligibility Service requirement, then contributions subject to such Eligibility Service requirement must be 100% vested when made.

      (2) [x] Special Eligibility Service requirement for Deferral Contributions and/or Matching Employer Contributions:

           (A) The special Eligibility Service requirement applies to (check the appropriate box(es)):

               (i)  [x]  Deferral Contributions.

               (ii) [ ]  Matching Employer Contributions.


            (B) The special Eligibility Service requirement is: (A) (Fill in (A), (B), or (C) from Subsection 1.04(b)(1) above).

(c)   Eligible Class of Employees (check one):

      Note: The Plan may not cover employees who are residents of Puerto Rico. These employees are automatically excluded from the eligible class, regardless of the Employer's selection under this Subsection 1.04(c).

      (1)  [ ]  includes all Employees of the Employer.

      (2) [x] includes all Employees of the Employer except for (check the appropriate box(es)):

                (A) [x] employees covered by a collective bargaining
                        agreement.

                (B) [ ] Highly Compensated Employees as defined in Code
                        Section 414(q).

                (C) [x] Leased Employees as defined in Subsection 2.01(cc).

                (D) [x] nonresident aliens who do not receive any earned
                        income from the Employer which constitutes United States source income.

                (E) [x] other: An employee who is classified by the Employer as an employee of Giant Yorktown, Inc.

                    Note: The Employer should exercise caution when excluding employees from participation in the Plan. Exclusion of employees may adversely affect the Plan's satisfaction of the minimum coverage requirements, as provided in Code
                    Section 410(b).

(d)   The Entry Dates shall be (check one):

      (1) [ ] immediate upon meeting the eligibility requirements specified in Subsections 1.04(a), (b), and (c).

      (2) [x] the first day of each Plan Year and the first day of the seventh month of each Plan Year.

      (3) [ ] the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year.

      (4)  [ ]  the first day of each month.

      (5) [ ] the first day of each Plan Year. (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a).)

(e) [x] Special Entry Date(s) - In addition to the Entry Dates specified in Subsection 1.04(d) above, the following special Entry Date(s) apply for Deferral and/or Matching Employer Contributions. (Special Entry Dates may only be selected if Option 1.04(b)(2), special Eligibility Service requirement, is checked. The same Entry Dates must be selected for contributions that are subject to the same Eligibility Service requirements.)

      (1) The special Entry Date(s) shall apply to (check the appropriate box(es)):

          (A) [x]  Deferral Contributions.

          (B) [ ]  Matching Employer Contributions.

      (2) The special Entry Date(s) shall be: (1)  (Fill in (1), (2), (3),
          (4), or (5) from Subsection 1.04(d) above).

(f) Date of Initial Participation - An Employee shall become a Participant unless excluded by Subsection 1.04(c) above on the Entry Date immediately following the date the Employee completes the service and age requirement(s) in Subsections 1.04(a) and (b), if any, except (check one):

      (1) [x]  no exceptions.

      (2) [ ] Employees employed on the Effective Date in Subsection 1.01(g)(1) or (2) shall become Participants on that date.

      (3) [ ] Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on the Effective Date in Subsection 1.01(g)(1) or (2) shall become Participants on that date.

                         AMENDMENT EXECUTION PAGE


This page is to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to this execution page.

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

    Section Amended                  Page                 Effective Date

1.04(b)(2)(A)                4                                7/1/03
1.04(b)(2)(B)                4                                7/1/03
1.04(e)(1) and 1.04(e)(2)    5                                7/1/03
1.04(b)(2)                   4 (see attached amendment)       7/1/03




















IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 27th day of June, 2003.


Employer: Giant Industries, Inc.          Employer:
         ----------------------------              -------------------------
By:  /s/ NATALIE R. DOPP                  By:
   ----------------------------------        -------------------------------
Title:  VP, Human Resources               Title:
      -------------------------------           ----------------------------

Accepted by:

Fidelity Management Trust Company, as Trustee

By:  /s/ JOAN M. BERNING                  Date:  7/1/03
   ----------------------------------          -----------------------------
Title:  Authorized Signatory
      -------------------------------

EXECUTION PAGE (FIDELITY'S COPY)

This Agreement shall be effective upon execution by both parties. By executing this Agreement, the parties agree to terms and conditions contained in the Agreement and the following attached Appendices:

                                           Original
Service Agreement                       Effective Date  Revision Date(s)
Articles I and II                          01/01/1996
Appendix A - Investment Schedule
             and Services
Appendix B - Enrollment and
             Education Services
Appendix C - Contribution Processing
             Services
Appendix D - Loan and Withdrawal
             Services
Appendix E - Compliance Services
Appendix F - Miscellaneous Additional
             Services                                    07/01/2003

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Employer:                            Employer:

/s/ NATALIE R. DOPP
-------------------------------      -------------------------------
(Signature)                          (Signature)
Natalie R. Dopp
-------------------------------      -------------------------------
(Print Name)                         (Print Name)
VP, Human Resources
-------------------------------      -------------------------------
(Title)                              (Title)
6/27/03
-------------------------------      -------------------------------
(Date)                               (Date)

Note: Only one authorized signature is required to execute this Agreement unless the Employer's corporate policy mandates two authorized signatures.

Fidelity Management Trust Company:

/s/ JOAN M. BERNING
-------------------------------
(Signature)
Joan M. Berning
-------------------------------
(Print Name)
Authorized Signatory
-------------------------------
(Title)
7/1/03
-------------------------------
(Date)

EXECUTION PAGE (EMPLOYER'S COPY)

This Agreement shall be effective upon execution by both parties. By executing this Agreement, the parties agree to terms and conditions contained in the Agreement and the following attached Appendices:

                                           Original
Service Agreement                       Effective Date  Revision Date(s)
Articles I and II                          01/01/1996
Appendix A - Investment Schedule
             and Services
Appendix B - Enrollment and
             Education Services
Appendix C - Contribution Processing
             Services
Appendix D - Loan and Withdrawal
             Services
Appendix E - Compliance Services
Appendix F - Miscellaneous Additional
             Services                                    07/01/2003

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Employer:                            Employer:

/s/ NATALIE R. DOPP
-------------------------------      -------------------------------
(Signature)                          (Signature)
Natalie R. Dopp
-------------------------------      -------------------------------
(Print Name)                         (Print Name)
VP, Human Resources
-------------------------------      -------------------------------
(Title)                              (Title)
6/27/03
-------------------------------      -------------------------------
(Date)                               (Date)

Note: Only one authorized signature is required to execute this Agreement unless the Employer's corporate policy mandates two authorized signatures.

Fidelity Management Trust Company:

/s/ JOAN M. BERNING
-------------------------------
(Signature)
Joan M. Berning
-------------------------------
(Print Name)
Authorized Signatory
-------------------------------
(Title)
7/1/03
-------------------------------
(Date)

APPENDIX F - MISCELLANEOUS

The provision(s) as identified in this Appendix F shall supercede the referenced provision(s) of this Agreement, subject to the terms and conditions contained herein. For provision(s) below identified as exceptions to the Plan (requiring an amendment to the CORPORATEplan for RetirementSM), the Employer hereby agrees to obtain a favorable determination letter on the Plan from the Internal Revenue Service.


Title:         Amendment to Compensation
Description:   The Employer will provide an amendment that excludes any
               amount realized from the exercise of qualified or nonqualified stock options and any Compensation for the portion of the Plan Year during which the employee is classified by the Employer as an employee of Giant Yorktown, Inc. from the definition of Compensation.

                                         Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).


Title:         Change to Loan Policy in Appendix D
Description:   Participant will be permitted to initiate up to two loans in a given plan year. While Fidelity will produce Participant communication materials and forms for use by the Employer, the Employer must provide any necessary language summarizing this provision as well as identify which materials and forms would use this language.

                                         Exception Fee:  Fee Waived

Title:         Change to Loan Policy in Appendix D
Description:   Loan availability is to be computed based on the entire
               account balance except for the Non-Elective Employer
               Contribution Stock (EMPLOYER CONTRIB STOCK SOURCE) and the
               ESOP Transfer Stock (TRANSFER ASSETS STOCK SOURCE) accounts and is to be withdrawn from those same accounts. While
               Fidelity will produce Participant communication materials and forms for use by the Employer, the Employer must provide any necessary language summarizing this provision as well as identify which materials and forms would use this language.

                                         Exception Fee:  Fee Waived

Title:         Amendment to Investment Direction
Description:   The Employer will provide an amendment that allows for
               Employer investment direction for one of the Non-Elective
               Employer Contribution account and Employee Investment direction from the other Non-Elective Employer Contribution account.

                                         Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).


Title:          Amendment to Non-Elective Employer Contribution
Description:    The Employer will provide an amendment that allows it to
                decide upon funding of each contribution if the Employer or Employee will direct investment.

                                         Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).


Title:           Amendment to Investment Direction
Description:     The Employer will provide an amendment that allows for
                 employee investment direction in all restricted accounts upon attaining either age 55 and 10 years of service, or age 59.5.

                                         Exception Fee:  Fee Waived

Fidelity hereby agrees to allow an amendment to the CORPORATEplan for RetirementSM to incorporate a Plan provision to accomplish the above stated purpose. Amending the Plan to add such a provision will make the Plan individually designed and the Employer hereby agrees to accept all consequences of such a designation (see attached).

                       Attachment to Appendix F
                               of the
           CORPORATEplan for RetirementSM Service Agreement



Article II, Section 2 of the CORPORATEplan for RetirementSM Service Agreement provides that the Employer may not add, delete, or modify the CORPORATEplan for RetirementSM prototype documents in any way without the written consent of Fidelity. In Appendix F of the CORPORATEplan for RetirementSM Service Agreement, Fidelity gave its written consent that this provision be waived solely for the purpose of allowing the company to make a certain amendment to the prototype plan. The Employer will be responsible for drafting the amendment to which reference is made in Appendix F. As a result of this amendment, the Employer's Plan will not be able to rely on the opinion letter Fidelity received from the IRS for the CORPORATEplan for RetirementSM with respect to the Employer's Plan. The Employer's Plan will be individually designed, and the Employer will incur the 'user' fee for an individually designed plan instead of the fee for a prototype plan in filing for an IRS determination letter. The Employer will be responsible for the continuing qualification of the plan, including amending it to comply with the required Internal Revenue Service guidelines. Fidelity will provide the Employer with a copy of any model amendments or updates to the Fidelity Prototype plan. The Employer shall be responsible for retaining the provision allowed by Appendix F (if so desired) in any restated version of the Fidelity Prototype Plan adopted by the Employer. While Fidelity will generate a Summary Plan Description for the Employer's Plan, the Employer must provide any necessary language summarizing the amendment. Finally, the Employer must give Fidelity the opportunity to review any other amendment that the Employer proposes to the Plan, allowing Fidelity to approve or reject the amendment based upon its impact on the operation of the Plan.